EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Flexible Solutions International Inc. on Form S-8 of our report dated February 6, 2006 relating to the financial statements of Flexible Solutions International Inc. for the years ended December 31, 2005 and 2004.

/s/ CINNAMON JANG WILLOUGHBY & COMPANY CINNAMON JANG WILLOUGHBY & COMPANY Chartered Accountants

Burnaby, British Columbia, Canada
January 3, 2007

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of Flexible Solutions International Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 652,000 shares of the Company’s Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

Very truly yours, HART & TRINEN By: /s/ William T. Hart William T. Hart

Denver, Colorado
December 18, 2006